THE SOUTH FINANCIAL GROUP, INC.                                     POINTEBANK
    [LOGO OMITTED]                                                [LOGO OMITTED]

104 South Main Street                                       21845 Powerline Road
Greenville, SC 29601                                        Boca Raton, FL 33433
864.255.4919                                                        561-368-6300

NEWS RELEASE


DATE:             October 27, 2004

RELEASE TIME:     Immediate


             THE SOUTH FINANCIAL GROUP TO ACQUIRE POINTE FINANCIAL;
                STRATEGIC OPPORTUNITY TO EXPAND FLORIDA FRANCHISE

GREENVILLE,  SC and BOCA RATON, FL - The South Financial Group, Inc. (Nasdaq/NM:
TSFG) and Pointe Financial Corporation (Nasdaq/NM: PNTE) announced today a definitive agreement in which TSFG will acquire PNTE and its subsidiaries, headquartered in Boca Raton, Florida. Pointe will complement TSFG's existing locations in the Broward/Dade/Palm Beach county area by adding approximately $316 million in deposits, $276 million in loans, and 10 additional banking locations. Post merger, Pointe's operations will be conducted through TSFG's Florida banking subsidiary, Mercantile Bank.

"We are pleased with the opportunity to selectively and steadily expand our Florida presence with a quality institution like Pointe Financial," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "After increasing the size of our franchise initially in northern and central Florida, this opportunity is a natural progression that strengthens our existing small presence in select markets of southern Florida. Pointe's experience in business banking will elevate our existing operations in this market. We remain committed to a consistent and disciplined acquisition strategy that adds value to our footprint, provides attractive internal rates of return, is accretive to earnings in the first full year, and importantly, is aligned with our three year plan."

The acquisition, which is subject to approval by regulatory authorities and by Pointe Financial shareholders, is expected to close in the second quarter of 2005. The merger is expected to be cash and GAAP accretive to TSFG earnings beginning in 2006 and have minimal impact on immediate capital levels.

Under the terms of the definitive agreement, which has been unanimously approved by both boards of directors, TSFG will issue fixed consideration of 2,554,022 shares of TSFG common stock and $24,493,075 in cash for all outstanding PNTE shares, calculated on a fully diluted basis. PNTE shareholders will have the right to elect to receive cash, TSFG common stock, or a mixture of cash and TSFG stock. Without giving effect to any elections, this equates to $9.50 cash and
0.9906 TSFG shares for each fully diluted PNTE share. Based on the $31.70 closing price of TSFG common stock on Wednesday, October 27, 2004, the transaction is valued at $40.90 per PNTE share.

R. Carl Palmer, Jr., Chairman, President and Chief Executive Officer of PNTE, said, "We are very enthusiastic about the opportunity to join The South Financial Group and make a positive contribution. Our companies have complementary skills in the way our talented and dedicated people serve customers and contribute to our communities. We share a focus of delivering exceptional service to small and medium-sized businesses and the professional community. Together, our experienced and knowledgeable people will provide even more winning solutions and deepen relationships with customers."

With the completion of this merger, Mercantile Bank is expected to have 63 branches, approximately $5.3 billion in assets, and the #14 deposit market share in Florida. The South Financial Group entered Florida in 1999 with the acquisition of Citizens First National and a de novo branch in Jacksonville. Pointe represents The South Financial Group's 7th acquisition in Florida. With the Pointe merger, the South Financial Group's Florida deposits represent 43% of TSFG's total deposits.

The South Financial Group is a financial services company headquartered in Greenville, South Carolina, which had total assets of approximately $13.7 billion at September 30, 2004. TSFG operates two primary subsidiary banks, Carolina First Bank and Mercantile Bank, which conduct operations through approximately 153 branch offices in South Carolina, Florida and North Carolina. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando and Tampa Bay markets. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina and North Carolina and on the Internet under the brand name, Bank CaroLine. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's website: www.thesouthgroup.com.

TRANSACTION SUMMARY(1)

Fixed merger consideration:                 2.554 mm TSFG shares + $24.5 mm cash

Implied price per share/transaction value:(2)

     Based on October 14 TSFG closing price -
          (agreement in principle date)           $37.25/$92.0 mm
     Based on 30-day average TSFG close           $38.19/$94.5 mm
     Based on October 27 TSFG close               $40.90/$101.5 mm

Exchange ratio per share (x)/cash ($):(3)         0.9906x/$9.50

Assumed cost saves:                               30% of PNTE's core cash non-interest expense base

Anticipated merger-related charge:                $6.3 million


                                       2

EPS accretion / (dilution):
         2006 GAAP                                0.8%
         2006 Cash                                1.1%

Internal rate of return:                          18%

Break-up fee:                                     $3.5 million

Due diligence:                                    Completed

Required approvals:                               Regulatory, PNTE's shareholders

Board representation:                             1 PNTE  director  to  join  Mercantile  Bank  Board  of
                                                    Directors

Expected closing:                                 Q2 2005

Notes:
1 This summary is qualified in its entirety by the definitive Agreement and Plan of Merger, a copy of which will be filed with the Securities and Exchange Commission.
2 Total transaction value, net of aggregate option proceeds to be received by TSFG upon exercise of PNTE options.
3 Calculated by dividing each of the total number of TSFG shares being issued (2,554,022) and the total cash being paid ($24,493,075) by the total PNTE shares outstanding on a fully diluted basis (2,578,258).

CONFERENCE CALL/WEBCAST INFORMATION
The South Financial Group will host a conference call on Thursday, October 28, 2004 at 9:00 a.m. (ET) to discuss the acquisition of PNTE and answer analyst questions. It will also provide a live webcast of the call, which may be accessed through The South Financial Group's Internet site at www.thesouthgroup.com under the Investor Relations tab. Additional material information, including forward-looking statements such as future projections, may be discussed during the presentation. To participate in the conference call, please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-866-360-7726 or 1-203-369-0178. The South Financial Group will also provide a copy of the presentation in the Investor Relations section of its website.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2003. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

The foregoing may be deemed to be offering materials of TSFG in connection with TSFG's proposed acquisition of PNTE, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated October 27, 2004, between TSFG and PNTE. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC"). Shareholders of PNTE and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which TSFG will file with the SEC in connection with the proposed merger because it will contain important information about TSFG, PNTE, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from TSFG and PNTE as follows: Marsha
L. Smunt, Director of Investor Relations, The South Financial Group, 104 South Main Street, Greenville, SC 29601, Phone: (864) 255-4919, marsha.smunt@thesouthgroup.com; R. Carl Palmer, Jr., Chairman, President and Chief Executive Officer, Pointe Financial Corporation, 21845 Powerline Road, Boca Raton, Florida 33433, Phone: (561) 368-6300, RCPalmer@pointebank.com.

In addition to the proposed registration statement and proxy statement/prospectus, TSFG and PNTE file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by TSFG or PNTE at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 or at the SEC's other public reference rooms in New York and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. TSFG's and PNTE's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.

CONTACTS:

         Marsha L. Smunt, TSFG Director of Investor Relations (864) 255-4919
         R. Carl Palmer, Jr., PNTE Chairman, President and CEO  (561) 368-6300

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